Item 30. Exhibit (e) ii.

E2_ICC21SL18PCF(CM).

[MassMutual]

Individual Life Insurance Policy Change Form

C.M. Life Insurance Company (C.M. Life or the "Company") is a subsidiary of Massachusetts Mutual Life Insurance Company (MassMutual), [1295 State Street, Springfield, Massachusetts 01111-0001]

Use this form to request a Face Amount decrease, individual name change, change of address, Death Benefit Option change, or Rider changes. This form is not to be used to change the ownership or beneficiary arrangement of a policy.

A Policy Information

1. Policy/Contract number: ______
2. Insured(s) full legal name *(First, MI, Last, Suffix)*: ______
3. Residential address – ***do not use PO Box*** *(Street, Apt. or Suite #, City & State or Country, ZIP/Postal Code)*:

______

______

B Owner Information

1. Full legal name: ______
2. Date of birth *(mm/dd/yyyy)*: ______
3. Taxpayer Identification Number *(SSN/ITIN/EIN)*: ______
4. Residential address – ***do not use PO Box*** *(Street, Apt. or Suite #, City & State or Country, ZIP/Postal Code)*:

______

______

5. Phone number: (______) ______ - ______ Extension: ______ ☐ Home ☐ Work ☐ Mobile
6. Email address: ______

C Change Request

1. Type *(Select all that apply)*:
   - ☐ Base Selected Face Amount Decrease ***If selected, complete question 2***
   - ☐ Term Rider Selected Face Amount Decrease ***If selected, complete question 3***
   - ☐ Individual Name Change ***If selected, complete questions 4-5***
   - ☐ Change of Address ***If selected, complete questions 6-11***
   - ☐ Death Benefit Option Change ***If selected, complete question 12***
   - ☐ Rider Changes ***If selected, complete question 13***

Face Amount Decrease

Any Face Amount in effect after a decrease may never be less than the Minimum Face Amount indicated in your policy or rider (if applicable); and future requests for an increase in Selected Face Amount will require additional evidence of insurability which could include full underwriting. WARNING: Decreases in Face Amount may result in your policy becoming a Modified Endowment Contract (MEC).

2. I hereby request the Company to decrease my Base Selected Face Amount from $ ______ to $ ______
3. I hereby request the Company to decrease my Term Rider Selected Face Amount from $ ______ to $ ______

Individual Name Change

Legal name changes must be recorded with the Social Security Administration to assure a match between the name and the Taxpayer Identification Number. Failure to do so may result in a tax penalty.

4. I hereby authorize the Company to change my name *(Select one)*: ☐ Owner ☐ Insured ☐ Beneficiary ☐ Payor
5. Change name from: ______ to ______

ICC21**SL18PCF**(CM) 0621 Individual Life Insurance Policy Change Form [ ] page [1 of 3]

Policy/Contract number: ____________________

C Change Request *continued*

Change of Address

6. I hereby authorize the Company to change my address of record *(Select one):* ☐ Owner ☐ Insured ☐ Beneficiary ☐ Payor

7. Date of change *(mm/dd/yyyy):* ____________________

8. Residential address – ***do not use PO Box*** *(Street, Apt. or Suite #, City & State or Country, ZIP/Postal Code):*

____

____

9. Phone number: (______) ______ - ______ Extension: ______ ☐ Home ☐ Work ☐ Mobile

10. Email address: ____________________

11. Additional policies: ____________________

Death Benefit Option Change

For additional Death Benefit Option changes, contact the Company using the information in section E – Submission & Contact Information.

12. Change Death Benefit Option *(Select one):*[☐ From Option 2 to Option 1 ☐ From Option 3 to Option 1]

Rider Changes

13. Terminate the following rider(s) *(Select all that apply):*

[☐ Supplemental Monthly Term Insurance Rider ☐ Cash Surrender Value Enhancement Rider]

D Agreements & Signatures

I, the undersigned, request that the Company process the selections indicated above.

Taxpayer Certification. By my signature, I, the Owner, certify under penalties of perjury that: (1) the number shown in section B is my correct Taxpayer Identification Number; (2) I am not subject to backup withholding; (3) I am a U.S. person (including U.S. resident alien); and (4) the FATCA code entered on this form (if any) indicating that I am exempt from FATCA reporting is correct. *Strike out any of these statements if incorrect.*

Note: While we are required by the IRS to include item 4 above, FATCA does not apply to a U.S. account owned by a U.S. person, so we have not included the ability to enter an exemption code. If you have indicated that you are not a U.S. person, any applicable FATCA information will be captured on the Form W-8.

The Internal Revenue Service (IRS) does not require your consent to any provision of this document other than the certifications required to avoid backup withholding.

Corporation, Trust, Partnership, LLC, Individual

Signature of Owner: ____________________

Printed name: ____________________ Date: ____________

Title *(If applicable):* ____________________ ☐ Sole Officer

Printed name of Corporation/Partnership/Trust *(If applicable):* ____________________

Signature of Joint Policy Owner *(If applicable):* ____________________

Printed name: ____________________ Date: ____________

Title *(If applicable):* ____________________ ☐ Sole Officer

Printed name of Corporation/Partnership/Trust *(If applicable):* ____________________

ICC21**SL18PCF**(CM) 0621 Individual Life Insurance Policy Change Form [ ] **page [2 of 3]**

Policy/Contract number: ____________________

D Agreements & Signatures *continued*

Assignee *(Required when the policy is assigned)*

Signature of Assignee *(If applicable):* ____________________

Printed name: ____________________ Date: ____________

Title *(If applicable):* ____________________ ☐ Sole Officer

Printed name of Corporation/Partnership/Trust *(If applicable):* ____________________

E Submission & Contact Information

For more information or general questions, use the resources below or for additional information regarding your policy, visit www.MassMutual.com. Once you have reviewed and completed the form, return all pages for processing. We will only accept responsibility for forms that are submitted as indicated below.

Phone:	**Mail:**	**Email:**
[1-800-665-2654] [Monday through Friday, 8 a.m. – 5 p.m. Eastern Time]	MassMutual Attention: BOLI/COLI Hub [1295 State Street PO Box 2488 Springfield, MA 01101-2488]	[BoliColiServices@MassMutual.com] **Fax:** [1-413-226-4054] *Retain this original and the fax machine confirmation statement for your files.*

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